UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2007

NUVEEN INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11123	36-3817266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West Wacker Drive, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

(312) 917-7700 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On June 20, 2007, a putative class action suit was filed in the Circuit Court of Cook County, Illinois, Chancery Division, by an alleged stockholder of Nuveen Investments, Inc. (“Nuveen Investments”), naming Nuveen Investments, members of its Board of Directors and Madison Dearborn Partners, LLC (“Madison Dearborn”) as defendants in the complaint.  The case is captioned Robert Summerfield, On Behalf of Himself and All Others Similarly Situated v. Nuveen Investments, Inc.; Timothy R. Schwertfeger; John P. Amboian; Willard L. Boyd; Connie K. Duckworth; Duane R. Kullberg; Roderick A. Palmore; and Madison Dearborn Partners, LLC, Case No. 07CH 16315.  This is a stockholder class action suit for alleged breaches of fiduciary duty and other violations of applicable law arising out of the previously announced pending acquisition of Nuveen Investments by the investor group led by the private equity firm Madison Dearborn.  The complaint alleges that in entering into the proposed transaction with the investor group led by Madison Dearborn, the defendants breached their fiduciary duties of loyalty, due care, independence, good faith and fair dealing or have aided and abetted such breaches.  The plaintiff asks the court to declare the suit a proper class action suit and to certify the plaintiff as class representative and plaintiff’s counsel as class counsel.  The plaintiff also seeks, among other things, to enjoin the proposed acquisition of Nuveen Investments by the investor group led by Madison Dearborn, to have the Circuit Court declare that the directors of Nuveen Investments have breached their fiduciary duties and to have fees, expenses and costs awarded to plaintiff and his counsel.

On June 21, 2007, a substantially similar putative stockholder class action suit was filed in the same court against Nuveen Investments and members of its Board.  The case is captioned Samuel K. Rosen, Individually and On Behalf of All Others Similarly Situated v. Nuveen Investments, Inc., Timothy R. Schwertfeger, John P. Amboian, Willard L. Boyd, Duane R. Kulberg, Connie K. Duckworth, Roderick A. Palmore, and Pierre E. Leroy, Case No. 07CH 16443.  The individuals named in this lawsuit are current members of the Board of Directors of Nuveen Investments, except for Mr. Leroy who resigned from Nuveen Investments’ Board of Directors on April 23, 2007. The lawsuit similarly alleges that by entering into the proposed transaction, the defendants breached their fiduciary duties of loyalty, due care, independence, good faith and fair dealing.  The plaintiff asks the court to declare the suit a proper class action suit and to certify the plaintiff as class representative.  The plaintiff also seeks to have the court declare that the defendants breached their fiduciary duties, to enjoin the proposed acquisition and to have compensatory damages and attorney’s fees awarded to the plaintiff and his counsel.

Nuveen Investments believes that the lawsuits are without merit and intends to defend vigorously against these actions.  However, an unfavorable outcome of these lawsuits could prevent or delay the consummation of the acquisition, result in substantial costs to Nuveen Investments, or both.  It is also possible that similar lawsuits may be filed in the future and, to the extent similar lawsuits are filed containing similar allegations, Nuveen Investments does not intend to file subsequent Forms 8-K disclosing the filing of such similar lawsuits.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Nuveen Investments, Inc. (Nuveen Investments) intends to file with the SEC a proxy statement and other related documents regarding the proposed transaction described in this communication. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NUVEEN INVESTMENTS, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive proxy statement will be sent to holders of Nuveen Investments’ common stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of Nuveen Investments.

Investors will be able to obtain the proxy statement and the other related documents (when they become available) and other documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge by directing a request to Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606, Attention of Corporate Secretary.

Nuveen Investments, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Nuveen Investments’ common stock.  Information regarding Nuveen Investments’ directors and executive officers is available in the proxy statement filed with the

 SEC by Nuveen Investments on April 6, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN INVESTMENTS, INC.

	By:	/s/ John L. MacCarthy
Name: John L. MacCarthy
Title: Senior Vice President
Date: June 26, 2007